UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 16, 2003

COMMUNITY BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	33-0859354
(State of other jurisdiction of Incorporation or organization	000-26505	(I.R.S. Employer Identification No.)

900 Canterbury Place, Suite 300, Escondido, California 92025

(Address of principal executive offices)

(760) 432-1100

(Registrant’s telephone number, including area code)

Item 5.  Other Events.

Community Bancorp Inc. (“Registrant”) is furnishing its slide presentation of October 16, 2003, which will also be utilized on October 29, 2003 at the upcoming KBW 4th Annual West Coast Bank and Thrift Field Trip and Conference.

Item 7.  Financial Statements and Exhibits.

Exhibits	Description

99.1	Community Bancorp slide presentation as of October 16, 2003

Item 9.  Regulation FD Disclosure.

The slide presentation included herein as Exhibit 99.1 is not filed but furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003

Community Bancorp Inc.

By:     /s/ L. Bruce Mills, Jr.

L. Bruce Mills, Jr.

Senior Vice President and

Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Community Bancorp slide presentation as of October 16, 2003